                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         | |  Preliminary Proxy Statement

         | |  Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))

         | |  Definitive Proxy Statement

         |X|  Definitive Additional Materials

         | |  Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                  DAVID B. FORD
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying  value of transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials:

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         | |  Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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                                EXPLANATORY NOTE

         Western   Investment   Hedged   Partners   L.P.   together  with  other
Participants  ("Western  Investment")  is  filing  materials  contained  in this
Schedule  14A  with the  Securities  and  Exchange  Commission  relating  to the
definitive  proxy  statement  and  accompanying   proxy  cards  filed  with  the
Securities  and  Exchange  Commission  on  August  22,  2006  and to be  used in
connection  with  the  special   meeting  of  stockholders  of   Tri-Continental
Corporation  (the  "Company")  scheduled to be held on  September  28, 2006 (the
"special  meeting")  to  solicit  votes in support  of the  election  of Western
Investment's  slate of director  nominees and against  certain of the  Company's proposals at the special meeting.  Western Investment urges stockholders to read its definitive proxy statement because it contains important information.

         ITEM 1.

         On September 21, 2006 Western  Investment  issued the  following  press release.

FOR IMMEDIATE RELEASE

GLASS LEWIS AGAIN RECOMMENDS INVESTORS VOTE FOR WESTERN INVESTMENT SLATE ON GOLD
CARD IN TRI-CONTINENTAL'S (NYSE-TY) PROXY BATTLE

CITES FAILURE OF MANAGEMENT'S CURRENT STRATEGY TO CLOSE THE DISCOUNT GAP, THE
FUND'S HISTORICAL PERFORMANCE, AND BOARD'S ATTEMPT TO CIRCUMVENT ITS EXISTING
ELECTION PROCESS

SALT LAKE CITY--(BUSINESS WIRE)--Sept. 21, 2006--Western Investment Hedged
Partners L.P. today announced that Glass Lewis & Co., a leading provider of voting advisory services to institutional investors world-wide, recommends that its clients vote on the GOLD proxy card FOR Western Investment's slate of nominees and AGAINST the company's charter amendment proposal at the
Tri-Continental Corporation (NYSE:TY) Special Meeting of Stockholders scheduled for September 28th.

In making its recommendation, Glass Lewis noted: "Though we believe that the fund's historical performance is cause enough for shareholder concern, the board's attempts to circumvent its existing election process only causes us additional worry. For these reasons as well as those discussed in our original analysis [of the May 4, 2006 annual meeting], we recommend that shareholders vote on the Dissident card (Gold) and FOR all Dissident nominees." Regarding the board's charter amendment proposal to lower the quorum requirement for shareholder meetings, Glass Lewis added, "It appears that management is seeking to adopt this amendment merely to facilitate the election of the incumbent nominees. Accordingly, we recommend that shareholders vote AGAINST this proposal."

Art Lipson of Western Investment commented: "We are pleased that Glass Lewis is lending its support to our efforts to improve Tri-Continental's performance, revamp its management and reduce the prevailing discount to net asset value to a reasonable level. By securing stockholder representation on the board of directors, and preventing management from taking future actions with as little as 17% stockholder support, we believe we are protecting the interests of all
Tri-Continental stockholders. We believe that this special meeting, which will unnecessarily disturb stockholders and waste almost $1.5 million of stockholder assets, shows how Seligman will go to any extreme to entrench itself."

Since the Special Meeting is only a week away, Western Investment urges
Tri-Continental stockholders to vote their shares today by phone or Internet, or to sign and return their GOLD proxy cards as soon as possible. Only the latest dated proxy counts, so even if a stockholder has already sent in a proxy to
Tri-Continental, they have every legal right to change their vote and support the Western Investment slate with the GOLD proxy card.

For additional information, please visit: www.fixmyfund.com.

CONTACT: Innisfree M&A Incorporated
         Michael Brinn, 212-750-8253

SOURCE:  Western Investment Hedged Partners L.P.

FOR ADDITIONAL INFORMATION, please visit: www.fixmyfund.com.

The website  HTTP://WWW.FIXMYFUND.COM was updated to include a link to the above press release.